SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities and
Exchange Act of 1934
                           (Amendment No. _____)


Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]


Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12



                   Delta-Omega Technologies, Inc.
             (Name of Registrant as Specified In Its Charter)


        (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14-a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[  ] $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:


     2) Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     4)   Proposed maximum aggregate value of transaction:


     5)   Total fee paid:
          _____________________________________________

[X ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:


     2)   Form, Schedule or Registration Statement Number:


     3)   Filing party:


     4)   Date filed:

                         P. O. Box 81518
                       Lafayette, LA 70598



                       PROXY STATEMENT AND
            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD APRIL 22, 1997



To the shareholders of Delta-Omega Technologies, Inc.:

An Annual Meeting of the shareholders of Delta-Omega Technologies, Inc. (the "Company") will be held at 119 Ida Road, Broussard, Louisiana, at 10:00 A.M. (CST) on Tuesday, April 22, 1997, or at any adjournment or postponement thereof, to vote upon the election of directors, to ratify the reappointment of auditors and to transact such other business as may properly come before the meeting.

Details relating to this matter are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on March 7, 1997 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. THE DELIVERY OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                    BY ORDER OF THE BOARD OF DIRECTORS



                    L. G. Schafran
                    Chairman of the Board





March  10, 1997

                              PROXY STATEMENT

                 DELTA-OMEGA TECHNOLOGIES, INC.
             c/o American Securities Transfer, Inc.
                          P.O. Box 1596
                      Denver, CO 80201-1596
                         (303) 234-5300

    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 1997


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta-Omega Technologies, Inc. (the "Company"), a Colorado corporation, to be voted at an Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:00 A.M. on April 22, 1997 at 119 Ida Road, Broussard, Louisiana, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and accompanying form of Proxy will be first mailed or given to all shareholders of the Company on or about March 10, 1997. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the proposals presented. The vote of a majority of the shares represented at the meeting in person or by proxy will be required to enact any or all of the proposals.

Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting that the proxy be returned.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by Officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries.

Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on record date by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

The close of business on March 7, 1997, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were outstanding approximately 12,760,320 shares of the Company's $.001 par value common stock (hereinafter referred to as the "common stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. Additionally, there are outstanding 1,595,000 shares of $.001 Series B Convertible Exchangeable Preferred Shares and 2,471,667 shares of $.001 Series C Convertible Exchangeable Preferred Shares, each entitled to one vote per share. The Series B and Series C Convertible Exchangeable Preferred Shares are hereinafter referred to collectively as the "preferred stock." The shares of preferred stock vote together with the common stock as a single class except upon amendments of rights and preferences for the preferred stock. Cumulative voting is not permitted. The Company has no other class of voting securities outstanding.

A majority of the issued and outstanding shares of the Company's common stock and preferred stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 30, 1996, the common stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's common and preferred stock ("Principal Shareholders"), all Directors and Officers individually and all Directors and Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. All shares are "restricted securities" and as such are subject to limitations on resale. The shares may be sold pursuant to Rule 144 under certain circumstances. There are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.

                              Amount of Beneficial
                                  Ownership(1)


                        Common and  Options            Percent
Name and Address of     Preferred    and               of
Beneficial Owner         Stock     Warrants    Total   Class(2)

L.G. Schafran(3)         ---       600,000   600,000    3.44%
54 Riverside Drive #14B
New York, NY 10024


Donald P. Carlin(4)   1,111,127    137,000  1,248,127   7.36%
P.O. Box 51808
Lafayette, La. 70505

Richard A. Brown (5)    629,872     - 0 -     629,872   3.74%
P.O. Box 8706
Longboat Key, FL 34228

James V. Janes, III (6) 201,038    211,500    412,538   2.42%
231 Dr. Charlie Drive
Opelousas, La. 70570

David H. Peipers (7)  1,727,450    130,000  1,857,450  10.95%
610 Tenth Avenue
Suite 605
New York, NY 10020

Moores Pump
 & Supply, Inc.(8)      748,617      -0-      748,617   4.45%
P.O. Box 51808
Lafayette, LA 70505

Vernon Taylor, Jr.(9) 1,950,955    165,000  2,115,955  12.45%
1670 Denver
  Club Building
Denver, CO 80202

The Winsome Limited   1,596,047    130,000  1,726,047  10.18%
 Partnership (10)
F/K/A Crossroads
 Limited Partnership
610 Tenth Avenue
Suite 605
New York, NY 10020

GAMI Investments,
 Inc. (11)              933,333    933,333  1,866,666  10.51%
Two North
Riverside Plaza
Suite 1100
Chicago, IL  60606

Marian A. Bourque       -0-          -0-       -0-        0%
P.O. Box 81518
Lafayette, LA
70598-1518

All Directors and
 Officers as a Group
 (Six Persons)(12)    3,669,487  1,078,500  4,747,987  26.52%

(1) Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including but not limited to, the exercise of any option, warrant or conversion of a security. In making this calculation, options and warrants which are significantly "out-of-the-money" and therefore unlikely to be exercised within sixty days are not included in the calculation of beneficial ownership. For this purpose, the Company deems options and warrants with an exercise price above $.75 as unlikely to be exercised within the next sixty days. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(2) As of December 30, 1997, there were 12,745,320 shares of common stock, 1,610,000 shares of Series B Convertible Exchangeable Preferred Stock and 2,471,667 shares of Series C Convertible Exchangeable Preferred Stock issued and outstanding. Each share of the Series B and Series C Convertible Exchangeable Preferred Stock is entitled to one vote and votes together with the common stock as a single class except upon matters relating to the amendment of rights and preferences for the preferred stock. Accordingly, there are 16,826,987 shares of capital stock entitled to vote upon ordinary matters and the percentages in this column are based upon such number of shares.

(3) Mr. Schafran owns options to purchase 600,000 shares of common stock. Mr. Schafran also owns warrants to purchase 600,000 shares of common stock at an exercise price of $2.00 per share, but these have been excluded from the calculation of his beneficial ownership due to the material difference between the exercise price and the current trading price of the common stock . Mr. Schafran's wife owns 136,562 shares of common stock, 131,667 shares of preferred stock and warrants to purchase 116,557 shares of common stock. Mr. Schafran disclaims beneficial ownership of the stock owned by his wife.

(4) Mr. Carlin owns 155,696 shares of common stock and options to purchase 137,000 shares of common stock. Mr. Carlin also owns warrants to purchase 10,015 shares of common stock at an exercise price of $1.50 per share, but these have been excluded from the calculation of his beneficial ownership due to the material difference between the exercise price and the current trading price of the common stock. Mr. Carlin could be considered a beneficial owner of 23,814 shares of common stock and 25,000 shares of preferred stock held by his wife and 30,000 shares of common stock held by his children. Mr. Carlin could also be considered a beneficial owner of 748,617 shares of common stock held by Moore's Pump & Supply, Inc., of which Mr. Carlin is a principal shareholder. Mr. Carlin could also be considered beneficial owner of 128,000 shares of common stock held by C&M Land Account of which Mr. Carlin is a principal shareholder and director.

(5) Mr. Brown owns 551,526 shares of common stock . Mr. Brown could be considered a beneficial owner of 66,680 shares of common stock held in custodial account for his son Alexander J. Brown and 11,666 shares of common stock held by Quando Partnership, of which Mr. Brown has a 1/6 partnership interest. Mr. Brown also beneficially owns warrants to purchase 124,472 shares of common stock at an exercise price of $1.50 per share (6,670 of which are held in a custodial account for his son), but these have been excluded from the calculation of his beneficial ownership due to the material difference between the exercise price and the current trading price of the common stock.

(6) Mr. Janes owns 194,078 shares of common stock and options to purchase 211,500 shares of common stock. He could be considered a beneficial owner of 6,960 shares held in joint tenancy with his mother. Mr. Janes also owns options to purchase 10,000 shares of common stock at an exercise price of $2.00 per share, but these have been excluded from the calculation of his beneficial ownership due to the material difference between the exercise price and the current trading price of the common stock.

(7) Mr. Peipers owns 131,403 shares of common stock. Mr. Peipers could be considered a beneficial owner of 1,408,368 shares of common stock, 130,000 shares of preferred stock and warrants to purchase 130,000 shares of common stock held by The Winsome Limited Partnership F/K/A Crossroads Limited Partnership, of which Mr. Peipers is General Partner. Mr. Peipers could also be considered a beneficial owner of 7,679 common shares and 50,000 shares of preferred stock held by Cornerhouse Limited Partnership, an affiliate of The Winsome Limited Partnership.

(8)  Moore's Pump & Supply, Inc. is an entity for which Donald P.
     Carlin is a principal shareholder and director.  Moores owns
     748,617 shares of common stock.

(9) Mr. Taylor owns 507,054 shares of common stock, 200,000 shares of preferred stock and warrants to purchase 100,000 shares of common stock. Mr. Taylor could be considered a beneficial owner of 435,000 shares of common stock held by a family member and 284,000 shares of common stock held by a corporation for which Mr. Taylor is an officer. Mr. Taylor could also be considered a beneficial owner of 59,901 shares of common stock and 400,000 shares of preferred stock held by the Ruth and Vernon Taylor Foundation and 65,000 shares of preferred stock and warrants to purchase 65,000 shares of common stock held by the Sara Taylor Swift Revocable Trust,since Mr. Taylor is a trustee of both.

(10) The Winsome Limited Partnership F/K/A Crossroads Limited Partnership, is an entity for which David H. Peipers is the General Partner. The Winsome Limited Partnership owns 1,408,368 shares of common stock, 130,000 shares of preferred stock and warrants to purchase 130,000 shares of common stock. The Winsome Limited Partnership could also be considered a beneficial owner of 7,679 shares of common stock and 50,000 shares of preferred stock held by Cornerhouse Limited Partnership, an affiliate of The Winsome Limited Partnership. The Winsome Limited Partnership also owns warrants to purchase 20,000 shares of common stock at an exercise price of $1.50 per share, but these have been excluded from the calculation of its beneficial ownership due to the material difference between the exercise price and the current trading price of the common stock.

(11) GAMI Investments, Inc., a Delaware corporation, owns 933,333 shares of preferred stock and warrants to purchase 933,333 shares of common stock.

(12) The Directors and Officers as a group (six persons) beneficially own 3,464,487 shares of common stock, 205,000 shares of preferred stock, warrants to purchase 130,000 shares of common stock and stock options to purchase
     948,500 shares of  common stock.


MANAGEMENT

The Executive Officers and Directors of the Company and their ages and positions with the Company are as follows:


                                                 Period from
Name                   Age   Position            Which Served

L. G. Schafran          57   Chairman            01/96
                             of the Board


James V. Janes, III     48   President, CEO and  10/89
                             Director


Donald P. Carlin        37   Director            10/90

Richard A. Brown        48   Director            10/90

David H. Peipers        39   Director            01/96

Marian A. Bourque       35   Chief Financial     04/96
                             and Accounting
                             Officer, Secretary
                             and Treasurer

The Company has no knowledge of any arrangement or understanding in existence between any Executive Officer or Director named above and any other person pursuant to which any such Executive Officer or Director was or is to be elected to such office or offices. All Officers of the Company serve at the pleasure of the Board of Directors. No family relationships exist among the Directors or Executive Officers of the Company. All Officers of the Company will hold office until the next Annual Meeting of the Company's shareholders. There is no person who is not a designated Officer who is expected to make any significant contribution to the business of the Company.

The Board of Directors has five committees, which are as follows:



                                                  Number of
                                                  Meetings
                                                  During Last
Name of Committee        Directors Serving        Fiscal Year


Nominating Committee     L. G. Schafran, Chairman      1
                         James V. Janes, III
                         Richard A. Brown

Executive Committee      L. G. Schafran, Chairman      1
                         James V. Janes, III
                         Richard A. Brown

Audit Committee          David H Peipers, Chairman     1
                         James V. Janes, III
                         Richard A. Brown

Compensation and         James V. Janes, III, Chairman 1
Options Committee        Richard A. Brown
                         L. G. Schafran

Research and Develop-    David H. Peipers, Chairman    1
  ment Committee         James V. Janes, III
                         Richard A. Brown




The Nominating Committee selects Director nominees and will consider suggestions by shareholders for names of possible future nominees delivered in writing to the Secretary of the Company on or before November 1 in any year. The Executive Committee performs strategic planning and recommends Company policies and direction to the Board. The Audit Committee recommends the engagement and discharge of independent auditors, directs and supervises special investigations when necessary, reviews with independent auditors the audit plan and the results of the audit, reviews the independence of the independent auditors, considers the range of audit fees and reviews the scope and results of the Company's procedures for internal auditing and the adequacy of its system of internal accounting controls. The Compensation and Options Committee recommends to the Board the compensation arrangements for senior management and Directors, adoption of compensation plans in which Officers and Directors are eligible to participate and the granting of stock options or other benefits under compensation plans. The Research and Development Committee considers research and development projects and establishes budgets for such projects. The Board of Directors had 13 meetings during the last fiscal year. All Directors attended at least 75 percent of the meetings of the Board and the meetings of the committees on which the respective Directors served during the Director's tenure.

L. G. Schafran. Mr. Schafran has been Chairman of the Board of Directors since January 1996. Mr. Schafran is also currently a director and Chairman of the Executive Committee of Dart Group Corporation and its two principal affiliates, Trak Auto Corporation and Crown Books Corporation. Mr. Schafran is also a director or trustee of Capsure Holdings Corp., Glasstech, Inc., National Income Realty Trust, Oxigene, Inc. and Publicker Industries, Inc. Mr. Schafran earned a B.B.A. from the University of Wisconsin in 1960 and a M.B.A. also from the University of Wisconsin in 1961.

Richard A. Brown. Mr. Brown has been a Director of the Company since October 1990, and was Chairman of the Board from 1991 to 1995. Mr. Brown has been the sole proprietor of the venture capital firm Eagle Ventures since 1989. Mr. Brown has also been a director of Oxigene, Inc., a publicly held company involved in cancer research, since 1988, and a director of Angiosonics, Inc., a publicly-held company involved with cardiac intervention devices, since 1992. From 1986 until 1989, Mr. Brown was President of Eagle Financial Group, Inc., a venture capital and investment banking firm. Prior to 1986, Mr. Brown was engaged in the financing and analysis of development stage companies involved in medical electronic technology. Mr. Brown earned a B.A. degree from Hamilton College in 1970.

Donald P. Carlin. Mr. Carlin has been a Director of the Company since October 1990. Mr. Carlin has also been a director of Oxigene, Inc., a publicly held company involved in cancer research, since 1992. Since 1982, Mr. Carlin has been Chief Executive Officer and a principal shareholder of the Moores Companies, a group of South Louisiana companies in the oil field service and real estate industries. Mr. Carlin earned a B.S. degree from the University of Southwestern Louisiana in 1981.


James V. Janes, III. Mr. Janes has been a Director of the Company since February 1990 and President since January 1996.
Mr. Janes was General Manager of Delta-Omega Technologies, Ltd., the Company's wholly owned subsidiary, from November 1989 to December 1990. From 1977 to 1989, Mr. Janes was President of Janes Industries, Inc., a Louisiana corporation licensed as a general contractor. Mr. Janes served in the U.S. Air Force, earning the Distinguished Flying Cross, and between 1973 and 1977 was an instructor and evaluator with the 58th TAC Fighter Squadron at Eglin Air Force Base in Florida. Mr. Janes earned a B.S. from Northwestern State University in 1970.

David H. Peipers. Mr. Peipers has been a Director of the Company since February 1996. Mr. Peipers is a co-founder and Chairman of Bedminster Bioconversion Corporation, a private company which designs and develops large scale composting facilities for the treatment of organic waste streams. He is also an active private investor in and director of various companies, including Segrets, Inc., Cyto Ltd., and SK Technologies. Mr. Peipers earned an A.B. from Harvard College in 1978 and a J.D. from Harvard Law School in 1981.

Marian A. Bourque. Ms. Bourque has been Chief Financial and Accounting Officer, Secretary and Treasurer of the Company since April 1996. Ms. Bourque was Controller of the Company from December 1994 to April 1996. Her past associations include Broussard, Poche, Lewis and Breaux CPA Firm, where she was active in the Management Advisory Department and Adobe Oil & Gas, where she was the Accounts Payable Supervisor. Ms. Bourque, a Certified Public Accountant, earned a B.S. in Accounting from the University of Southwestern Louisiana in 1993.

EXECUTIVE COMPENSATION

None of the Company's Officers or Directors received direct remuneration of $100,000 or more during the fiscal year ended
August 31, 1996.

Summary Compensation Table


                                                  Long-Term
                        Annual Compensation       Compensation

                                               Securities
                                                Under-
Name and                            Restricted  lying    Compen-
Principal            Salary Bonus Other Stock  Options/  sation
Position       Year   ($)   ($)   ($)   Awards  SARs      ($)

J.V. Janes     1996 $52,000 $ --- $---   --      ---       $ ---
CEO and        1995 $90,000 $ --- $---   --      ---       $ --
President      1994 $56,000 $ --- $---   --      ---       $---

Stock Option Plans

The Board of Directors has established an incentive stock option pool of 1,000,000 shares for the Company's Officers, Directors and key employees. Each option allows the grantor to acquire one (1) share of restricted common stock for $.75 per share, the bid price for the Company's stock on the pool establishment date, January 17, 1991. On September 15, 1992, 972,500 of these options were granted to certain Directors, Officers and key employees. On May 4, 1993, the remaining 72,500 of these options were granted to certain Directors and Officers. At the Company's annual meeting in April, 1994, an additional 600,000 incentive options were ratified, exercisable at $2.00 per share. On July 31, 1995, 205,000 of these options were granted to certain Officers and Directors.

On January 12, 1996, 536,000 options with an exercise price of $.75 per share and 160,000 options with an exercise price of $2.00 per share were returned to the Company's non-qualified stock option plan by Richard A. Brown and Donald P. Carlin, Directors of the Company. The purpose of these transactions was to make available options for L. G. Schafran, the Company's Chairman of the Board, and for any newly hired key employees.
All of the above mentioned options expire on January 16, 2001.

Additionally, the Board of Directors has approved a Management Bonus Pool which is based on 12% of annual gross profits (before taxes) in excess of $500,000. Bonuses will be paid to persons filling designated positions, including Directors. The total pool may not exceed $4,000,000 annually.

Directors' expenses, if any, are reimbursed, including travel, lodging and a per diem of $150 for out of town travel deemed necessary and in the best interests of the Company.

1996 Option Exercises and Year-End Option Value Table

The following table provides information on options exercised in 1996 by the executive officers named in the Summary Compensation Table, the number of unexercised options each of them held at August 31, 1996, and the value of unexercised in-the-money options each of them held as of that date. No SAR's were outstanding at any time during 1996.


Name: James V. Janes
Shares Acquired on Exercise: --
Value Realized:--
Number of Unexercised Options at 1996 Year-End:
     Exerciseable:   221,500
     Unexerciseable:     --
Value of Unexercised In-The-Money Options at 1996 Year-End(1):
     Exerciseable:   0
     Unexerciseable:     --

(1) The values shown in the table are based on the $0.75 closing price of the Company's Common Stock on August 31, 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are any transactions, or series of similar transactions, for the Company's last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of the Company's Officers, Directors or Principal Shareholders had, or will have, a direct or indirect material interest, naming such person and indicating the person's relationship to the Company, the nature of such person's interest in the transaction(s), the amount of such transaction(s) and, where practical, the amount of such person's interest in the transaction(s):

The Company's executive office, blending and warehouse facilities are located at 119 Ida Road, Broussard, Louisiana. The Company leases approximately 15,000 square feet under a noncancelable five year lease from C&M Land Account at $6,000 per month with an option to renew for an additional five years at $7,200 per month. The first two years of this lease were paid for by issuing 128,000 shares of the Company's restricted common stock. Mr. Donald P. Carlin, a director of the Company, is an affiliate of C&M Land Account, the lessor.

The Company received an advance of $100,000 from The Winsome Limited Partnership, a partnership for which David Peipers, Director, serves as general partner, and $25,000 from the wife of
L. G. Schafran, the Company's Chairman of the Board. The Company discharged substantially all of the $125,000 indebtedness by issuing units consisting of one share of Series C Convertible Exchangeable Preferred Stock and one common stock purchase warrant for the purchase of one share of common stock at an exercise price of $.75 per share (130,000 units to Winsome Limited Partnership and 33,333 units to Mr. Schafran's wife).
The units were identical to the units offered in the Company's most recent private placement.

The Company entered into an agreement on January 12, 1996 with its Chairman of the Board granting him options to purchase 600,000 shares of common stock and warrants to purchase 600,000 shares of common stock in lieu of cash compensation for services to be rendered. The warrants allow the acquisition of 600,000 shares of the Company's common stock at an exercise price of $2.00 per share.


Each option allows the acquisition of one share of the Company s common stock at an exercise price of $.34, which represented the underlying stock price on the date of issuance of the options. In connection with these grants, two Directors returned a total of 686,000 options previously outstanding.

REAPPOINTMENT OF AUDITORS

The Board of Directors has selected Arthur Andersen & Company LLP as the independent certified public accountants to audit the books, records and accounts of the Company for its 1997 fiscal year, pending shareholder approval of such appointment. Arthur Andersen & Company LLP has served as the Company's independent auditor since the 1994 fiscal year and is, therefore, familiar with the business and financial procedures of the Company. To the knowledge of the Board of Directors, neither this firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity other than as independent auditor. Although the ratification of reappointment is not required to be submitted for shareholder approval, it is a common practice as a courtesy to shareholders. A failure to approve this proposal will not affect the Company's plans for this year, but could affect its decisions in coming years. It has not yet been determined whether a representative of Arthur Andersen & Company LLP will attend the Annual Meeting. The Company recommends approval of this resolution.

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT
OF 1934

Based solely on a review of reports filed with the Company, all Directors and Executive Officers timely filed all reports regarding transactions in the Company's securities required to be filed during the last fiscal year by Section 16(a) under the Securities Exchange Act of 1934.


SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company on or before November 10, 1997 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                              By Order of the Board of Directors


                              L.G. SCHAFRAN
                              Chairman of the Board

March 10,  1997

                 ANNUAL MEETING OF SHAREHOLDERS
                 DELTA-OMEGA TECHNOLOGIES, INC.

                              PROXY

The undersigned shareholder of Delta-Omega Technologies, Inc., a Colorado corporation, hereby appoints L. G. Schafran, Chairman of the Board of Delta-Omega Technologies, Inc., my proxy to attend and represent me at the annual meeting of the shareholders of the corporation to be held on April 22, 1997 at 10:00 A.M. (CST), and at any adjournment thereof, and to vote my shares on any matter or resolution which may come before the meeting and to take any other action which I could personally take if present at the meeting.

1. Election of Directors: Management has nominated the five following persons to stand for election. You may note "for" or you may withhold your vote from any of those persons nominated and vote "for" a person nominated by others or write in your own nominee. To date no one has been nominated by anyone other than management.

     a.     L. G. Schafran                   For
                                             Withhold

     b.     Richard A. Brown                 For
                                             Withhold

     c.     Donald P. Carlin                 For
                                             Withhold

     d.     James V. Janes, III              For
                                             Withhold

     e.     David H. Peipers                 For
                                             Withhold

     f.                                      For
            Other                            Withhold

2.     Reappointment of Auditors:

RESOLVED, that the reappointment of Arthur Andersen LLP as the auditing firm for the corporation is hereby ratified.

For                      Against             Abstained


Failure to check any of these boxes for each proposal will give
L.G. Schafran the authority to vote the proxy at  his discretion.
This Proxy gives authority to my proxy to vote for me on such other matters as may properly come before this meeting.

                    Shares Owned:
                    Dated:


                    Signature of Shareholder
                    (Sign exactly as name appears on certificate)



                    Signature if held jointly